Armstrong Gilmour

Accountancy Corporation  Certified Public Accountants and Business Consultants



Securities and Exchange Commission


We concur with the response of Technical Maintenance Corporation as presented in Item 4 of its February 1998, Form 8-K filing.



                                                          /s/ Armstrong Gilmour

                                                        Accountancy Corporation

April 9, 1998
Walnut Creek, CA





































 1350 Carlback Avenue, Second Floor, Walnut Creek, CA 94596  . Tel (510) 944-
                           9118 . FAX (510) 944-9909